Exhibit 5.2

ERIC HELLIGE
Partner

 DIRECT TEL:  212-326-0846
DIRECT FAX:  212-798-6380
ehellige@pryorcashman.com

February 27, 2014

VIA EDGAR

Autobytel Inc.
18872 MacArthur Boulevard, Second Floor
Irvine, CA  92612-1400

Re:	Shelf Registration

Ladies and Gentlemen:

We have acted as special counsel to Autobytel Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”).  The Company has provided us with a base prospectus (the “Base Prospectus”) which forms a part of the Registration Statement.  The Base Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”).  The Registration Statement, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements) will provide for the registration by the Company of:
•
shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”) and with respect to the Common Stock, the preferred stock purchase rights (the “Rights”) associated with the Common Stock to be issued pursuant to that certain Tax Benefit Preservation Plan, dated as of May 26, 2010, between the Company and Computershare Trust Company, N.A., as rights agent (the “Rights Agent”) as adjusted pursuant to the Certificate of Adjustment Under Section 11(m) of the Tax Benefit Preservation Plan dated July 12, 2012 (the “Rights Agreement”);

•	shares of preferred stock, $0.001 par value per share, of the Company (the “Preferred Stock”);
•	debt securities, in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first

Autobytel Inc.
February 27, 2014

issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form to be filed as Exhibit 4.1 to the Registration Statement (the “Indenture”); and

•
warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”), which may be issued under warrant agreements, to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company, in the forms to be filed as Exhibits 4.7, 4.8 and 4.9 to the Registration Statement (each, a “Warrant Agreement”).

The Common Stock, the Preferred Stock, the Debt Securities and the Warrants are collectively referred to herein as (the “Securities”).  The Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act.  The aggregate public offering price of the Securities being registered will be $75,000,000.
In connection with this opinion, we have examined and relied upon the forms of the Indenture and each Warrant Agreement to be filed as exhibits to the Registration Statement and originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.  As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.
In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.  With respect to our opinion as to the Warrants, we have assumed that any Warrants offered under the Registration Statement, and the related Warrant Agreement, will be executed in the forms to be filed as exhibits to the Registration Statement or incorporated by reference therein.  We also have assumed that, with respect to any Securities being issued upon conversion of any convertible Debt Securities or upon exercise of any Warrants, the applicable convertible Debt Securities or Warrants will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

Autobytel Inc.
February 27, 2014

Our opinion herein is expressed solely with respect to the federal laws of the United States and the New York Business Corporation Law.  Our opinion is based on these laws as in effect on the date hereof.  We express no opinion as to whether the laws of any particular jurisdiction are applicable to the subject matter hereof.  We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.
On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:
1.            With respect to any series of the Debt Securities issued under the Indenture and offered under the Registration Statement, provided that: (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Indenture (including any required supplemental indenture) has been duly authorized by the Company and the Trustee by all necessary corporate action; (iii) the Indenture  in substantially the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Trustee; (iv) the issuance and terms of the Debt Securities have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Company’s then operative amended and restated certificate of incorporation (the “Certificate of Incorporation”) and amended and restated bylaws (the “Bylaws”), and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered against payment therefor, such Debt Securities, when issued and sold in accordance with the Indenture and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants under the related Warrant Agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).
2.            With respect to the Warrants issued under a Warrant Agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any

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February 27, 2014

required post-effective amendment thereto have all become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the related Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (iii) the related Warrant Agreement is in substantially the form filed as an exhibit to the Registration Statement and has been duly executed and delivered by the Company and the Warrant Agent; (iv) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the related Warrant Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the related Warrant Agreement and delivered against payment therefor, such Warrants, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the Prospectus Supplement(s) and in accordance with the related Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement.  This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.
Very truly yours,

/S/ PRYOR CASHMAN LLP

EMH/mer